Exhibit 99.1

BETHARD GROUP LIMITED

FINANCIAL STATEMENTS

AND INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2020 AND 2019

BETHARD GROUP LIMITED

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
of Bethard Group Limted

We have audited the accompanying financial statements of Bethard Group Limited (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and comprehensive income (loss), shareholder’s equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bethard Group Limited as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant working capital and accumulated deficits raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Friedman LLP
Marlton, New Jersey
May 20, 2021

1

BETHARD GROUP LIMITED

BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS

Current assets:
Cash	$1,624,518	$1,437,329
Restricted cash	4,582,278	4,333,888
Deposit receivables	8,330,315	4,209,493
Trade and other receivables	391,228	343,565
Prepaid expenses	68,228	112,051
Due from related parties	1,531,010	11,189,086
Value added tax receivable	231,222	-
Total current assets	16,758,799	21,625,412

Equipment, net	42,776	78,772

Other assets:
Intangible assets, net	349,163	600,443
Operating lease right-of-use asset	-	863,847
Investment related party bonds	9,874,771	9,242,924
Other receivables	160,478	-
Total other assets	10,384,412	10,707,214

Total assets	$27,185,987	$32,411,398

LIABILITIES AND SHAREHOLDER’S (DEFICIT) EQUITY

Current liabilities:
Trade payables and accrued liabilities	$1,693,266	$2,276,040
Player liability	3,510,669	3,814,027
Jackpot provision	1,071,609	519,861
Due to related parties	17,865,928	14,685,100
Value added tax payable	-	8,370,836
Lease liability, current portion	-	426,579
Total current liabilities	24,141,472	30,092,443

Non-current liabilities:
Lease liability, net of current portion	-	454,521
Total non-current liabilities	-	454,521

Total liabilities	24,141,472	30,546,964

Shareholder’s equity:
Common stock, $1.067280 par; 240,000 shares authorized, issued and outstanding	256,147	256,147
Additional paid-in capital	18,615,585	18,615,585
Accumulated deficit	(16,262,757)	(17,265,592)
Accumulated other comprehensive income	435,540	258,294
Total shareholder’s equity	3,044,515	1,864,434

Total liabilities and shareholder’s equity	$27,185,987	$32,411,398

See accompanying notes to the financial statements.

2

BETHARD GROUP LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended December 31,
	2020	2019

Gaming revenue, net	$44,876,812	$40,685,601

Costs and expenses:
Gaming expenses	39,165,380	40,442,076
Sales and marketing expenses	16,852	2,342,426
Administrative expenses	4,442,434	6,449,239
Amortization of right-of-use asset	349,209	435,986
Bad debt expense	48,661	4,400,065
Total costs and expenses	44,022,536	54,069,792

Income (loss) from operations	854,276	(13,384,191)

Other income (expense):
Related party management fees	175,650	112,556
Rental income - related parties	283,361	362,716
Gain on lease termination	18,619	-
Gain on disposal of equipment	34,260	-
Interest expense	(29,666)	(883,391)
Realized foreign transaction gain (loss)	(333,665)	289,547
Total other income (expense) net	148,559	(118,572)

Income (loss) before provision for income taxes	1,002,835	(13,502,763)

Provision for income taxes net of valuation allowance	-	-

Net income (loss)	$1,002,835	$(13,502,763)

Other comprehensive income:
Foreign currency translation gain	177,246	53,021

Comprehensive income (loss)	$1,180,081	$(13,449,742)

See accompanying notes to the financial statements.

3

BETHARD GROUP LIMITED

STATEMENTS OF SHAREHOLDER’S EQUITY (DEFICIT)

	Common Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
	Shares	Amount

Balance, January 1, 2019	240,000	$256,147	$-	$(3,762,829)	$205,273	$(3,301,409)

Net loss	-	-	-	(13,502,763)	-	(13,502,763)

Additional paid-in capital from transfer of intangible asset (see Note 4)	-	-	18,615,585	-	-	18,615,585

Foreign currency translation gain	-	-	-	-	53,021	53,021

Balance, December 31, 2019	240,000	$256,147	$18,615,585	$(17,265,592)	$258,294	$1,864,434

Net income	-	-	-	1,002,835	-	1,002,835

Foreign currency translation gain	-	-	-	-	177,246	177,246

Balance, December 31, 2020	240,000	$256,147	$18,615,585	$(16,262,757)	$435,540	$3,044,515

See accompanying notes to the financial statements.

4

BETHARD GROUP LIMITED

STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$1,002,835	$(13,502,763)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Bad debt expense	48,661	4,400,065
Gain on disposal of equipment	(34,260)	-
Gain on lease termination	(18,619)	-
Depreciation and amortization	761,661	781,417
Amortization of right-of-use asset	349,209	435,986
Changes in operating assets and liabilities:
Deposit receivables	(3,651,753)	136,340
Trade and other receivables	(23,033)	3,517,423
Prepaid expenses	49,048	4,046,851
Due from related parties	866,609	(979,655)
Value added tax (receivable) payable	274,339	-
Operating lease right-of-use liability	(348,149)	(418,780)
Other receivables	(152,888)	-
Trade payables and accrued liabilities	(703,439)	387,148
Player liability	(537,404)	471,070
Jackpot provision	491,793	211,227
Due to related parties	2,073,982	3,006,449
Net cash provided by operating activities	448,592	2,492,778
Cash flows from investing activities:
Purchase of intangibles	(443,739)	(947,189)
Proceeds from sale of equipment	34,260	-
Purchase of equipment	-	(12,270)
Net cash used in investing activities	(409,479)	(959,459)
Cash flows from financing activities:
Proceeds received from transfer of intangible assets	-	12,629,319
Principal payments on note payable	-	(11,125,141)
Net cash provided by financing activities	-	1,504,178
Net increase in cash	39,113	3,037,497
Cash and restricted cash, beginning of year	5,771,217	2,820,391
Foreign currency effects	396,466	(86,671)
Cash and restricted cash, end of year	$6,206,796	$5,771,217

Reconciliation to amounts on balance sheets:
Cash	$1,624,518	$1,437,329
Restricted cash	4,582,278	4,333,888
Total cash and restricted cash	$6,206,796	$5,771,217

Cash paid during the year for:
Interest	$29,666	$883,391
Non-cash investing and financing activities:
Additional paid in capital from transfer of intangible asset (see Note 4)	$-	$18,615,585
Right-of-use asset obtained in exchange for operating lease obligation	$-	$863,847
Termination of operating lease	$896,805	$-
VAT Liability on transfer of intangible asset to affiliate	$-	$8,833,117
VAT Set off with affiliated related to transfer of intangible asset	$8,833,117	$-

See accompanying notes to the financial statements.

5

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – NATURE OF OPERATIONS

Bethard Group Limited, a limited liability company, and has elected to be taxed as a corporation (the “Company”) was founded in 2015 and incorporated in Malta. The Company is 100% owned by Gameday Group plc (“Gameday Group”), registered in Malta, and is a fellow subsidiary to Together Gaming Solutions plc (“TGS”). TGS is the Business to Business (B2B) service provider arm of the Group and owner of the Group’s key intellectual property assets.

The Company is a digital sports entertainment and gaming company. The Company’s business-to-consumer (“B2C”) segment provides users with online casino (“iGaming”), sports betting (“Sportsbook”), and daily fantasy sports (“DFS”). The Company is mainly engaged in the business of remote gaming and to enable, facilitate and aid gaming with regards to the said remote gaming products. The Company provides users with online casino access through its “iGaming” software platform.

The Company operates and interacts with several related parties, which are related through the same ownership, described in the financial statements herein. The Company entered into agreements with related parties, in which the related parties operate remote gaming websites, as disclosed in Note 4.

NOTE 2 – LIQUIDITY AND GOING CONCERN

Going Concern: The financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern. For the year ended December 31, 2020, the Company had net income of $1,002,835 and net cash provided by operating activities of $448,592. However, as of December 31, 2020, the Company had $1,624,518 in non-restricted cash, which won’t be sufficient to fund the operations and strategic objectives of the Company over the next twelve months from the date of issuance of these financial statements. In addition, the accumulated deficit as of December 31, 2020 and 2019 was $(16,262,757) and $(17,265,592), respectively. The Company also had negative working capital as of December 31, 2020 and 2019 of $(7,382,673) and $(8,467,031), respectively.

In October 2020, Gameday Group signed a non-binding letter of intent, regarding the potential sale of certain business assets of the Company and TGS. Management cannot provide assurance that the transaction will close and as a result there is substantial doubt that the Company can continue as a going concern for the next twelve months from the date of the issuance of the report.

COVID-19: As a result of the continued spread of the COVID-19 beginning in March of 2020, economic uncertainties have arisen. There have not been any significant impacts to operations and the Company’s revenue generating operations are still continuing. Management believes the Company’s operations and its customer base will continue to not be materially impacted as a result of COVID-19. However, there may be economic uncertainties which could negatively impact the Company, and that potential impact is unknown at this time.

6

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Variable Interest Entities

In accordance with Accounting Standards Codification 810, the Company considers certain affiliates to be Variable Interest Entities (“VIE”). Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

In October 2018, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU 2018-17 permits a private company (the reporting entity) to elect an alternative not to apply variable interest entity (“VIE”) guidance if (a) the reporting entity and the legal entity are under common control; (b) the reporting entity and the legal entity are not under common control of a public business entity; (c) the legal entity under common control is not a public business entity; and (d) the reporting entity does not directly or indirectly have a controlling financial interest in the legal entity when considering the General Subsection of Topic 810. The Company determined certain affiliates meet all the criteria of ASU 2018-17 and have elected not to evaluate these entities for potential consolidation. As December 31, 2020 and 2019 the Company’s loss exposure is $1,531,010 and $11,189,085, respectively. The Company’s fellow subsidiary TGS, does not meet the required exception as noted within the ASU, due to it being a publicly traded company. Management evaluated the relationship and noted that although TGS is a variable interest entity, the Company is not the primary beneficiary and therefore is not required to consolidate.

Functional and Presentation Currency

The functional currency of the company is the Euro. The reporting currency reflected in the financial statements is the United States (“US”) Dollar. Assets and liabilities in the accompanying financial statements are translated into US dollars at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive gain (loss) account in shareholder’s equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

7

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Functional and Presentation Currency (continued)

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any transaction exchange gains and losses are included in other income (expense) in the statements of operations and comprehensive income (loss).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowances for doubtful accounts, useful lives and impairment considerations of equipment and intangible assets, right-of-use lease asset and the related operating lease liability, and income taxes. Actual results could differ from those estimates.

Cash and Restricted Cash

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. The Company has no cash equivalents. Restricted cash as of December 31, 2020 and 2019 is $4,582,278 and $4,333,888, respectively, which is attributable to amounts due to players as required by the Malta Gaming Authority.

Other Receivables

Other receivables are recorded for amounts due from other parties for jackpot contributions and from parties other than suppliers. Other receivables are recorded at their estimated realizable value. Bad debts are provided for on the allowance method based on historical experience and management’s evaluation of outstanding receivables at the end of the year. Accounts are written off against the allowance when they are determined to be uncollectible based on management’s assessment of the individual accounts.

Deposit Receivables

User deposit receivables are stated at the amount the Company expects to collect from a payment processor. These arise due to the timing differences between a user’s deposit and the receipt of the payment from the payment processor into the Company’s bank accounts. The Company performs an assessment over the collectivity of these receivables and records and allowance as deemed necessary. No allowance was required for the years ended December 31, 2020 and December 31,2019 respectively.

Prepaid Expenses

Prepaid expenses consist of services paid for which the Company has not yet received the benefit. These are recorded when cash is paid and amortized to the appropriate expense as the service has been delivered and benefit received.

8

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Amounts Due from Related Parties

Amounts due from related parties, are accounted for in the Company’s balance sheets at their outstanding amounts due. Balances are classified as current for amounts due on demand or if payment is due within one year or less. The Company performs an assessment over the collectivity of these receivables and records and allowance as deemed necessary. The Company performs an assessment over the collectivity of these receivables and records and allowance as deemed necessary. Management recorded an allowance on the Amounts due from Related Parties of $226,963 and $194,114 at December 31, 2020 and 2019, respectively.

Equipment

Equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Major repairs that significantly extend the life of the asset or replacements of equipment are capitalized. Maintenance repairs and minor replacements are charged to expense as incurred. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in the statement of operations.

Intangible Assets

Intangible assets are stated at cost. Amortization expense is recognized on a straight-line basis over the estimated useful life of three years. Intangible assets are comprised of capitalized internally developed software. Intangible assets are initially measured at cost. This comprises the directly attributable cost of preparing the assets for their intended use.

Impairment of Long-lived Assets

The Company reviews long-lived assets, including definite-lived intangible assets, for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded. During the years ended December 31, 2020 and 2019, there was no impairment expense recorded for long-lived assets.

Investment Related Party Bonds

Investment related party bonds are accounted for in the Company’s balance sheets at the outstanding principal balance, plus accrued interest. The Company has elected to account for the bond as a held-to-maturity investment. Interest income is accrued at the contractual rate of interest over the term of the bond. The accrual of interest is discontinued when management believes, after considering collection efforts and other factors, the amount ultimately to be collected will be insufficient to cover the additional interest payments. The Company designates bonds as non-performing at such time as (i) the bond has a maturity default; or (ii) in the opinion of management, it is probable the Company will be unable to collect all amounts due according to the contractual terms (see Note 4). The Company provides for an allowance if the amounts to be received are considered uncollectible. The balances are written off against the allowance when they are determined to be uncollectible based on management assessment of the outstanding balances.

9

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Amounts Due to Related Parties

Outstanding amounts due to related parties, are accounted for in the Company’s balance sheets at their outstanding amounts due. Balances are classified as current if payment is due on demand or within one year or less (see Note 4).

Trade and other payables

Trade and other payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Leases

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) Topic 842 - Leases. Under Topic 842, the Company determines whether an arrangement is or contains a lease at inception or modification of a contract. An arrangement is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The right to control the use of the identified asset means the lessee has both the right to obtain substantially all economic benefits from the use of the asset and the right to direct the use of the asset. Upon adoption of ASC 842, the Company elected the practical expedient package and therefore elected to retain the ASC 840 lease classification and terms conclusions up to the implementation date of ASC 842.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at the commencement date for the arrangements with a term of 12 months or longer and are initially measured based on the present value of lease payments over the defined lease term. The measurement of the operating lease ROU assets also includes any prepaid lease payments made and is net of lease incentives. If the implicit interest rate to be applied to the determination of the present value of lease payments over the lease term is not readily determinable, the Company estimates the incremental borrowing rate based on the information available at the commencement date. The Company’s lease terms may include options to extend or terminate the lease. The Company assesses these options using a threshold of reasonably certain. For leases which the Company is reasonably certain to renew, those option periods are included within the lease term and, therefore, the measurement of the ROU asset and lease liability. For operating leases, lease expense for lease payments is recognized on a straight-line basis over the lease term. Refer to Note 8 for details of leasing arrangements.

In addition, the Company was the lessor under one non-cancelable operating lease for its facility office space which was cancelled during 2020 (see Note 8). The lease arrangement included minimum base rent. Rent is recorded on a straight-line basis over the term of the lease.

10

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Value Added Tax Receivable or Payable

Revenue is reported net of value added tax (“VAT”) when applicable. The VAT is based on German and Irish Casino gaming revenue, and the rates are 21% and 23% respectively, for customers playing non-live casino games. Furthermore, VAT payable at the standard rate of 18% is based on related party management services provided by the company in Malta (see Note 4). VAT receivable at the standard rate of 18% are based on local supplies relating to company expenses.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated value. The carrying value of cash, receivables, prepaid expenses, trade and other payables, jackpot provision, and player liabilities approximate fair value because of the immediate or short-term nature of the financial instruments. The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar maturities. Management is of the opinion that the Company is not exposed to significant market or credit risks arising from these financial instruments.

Advertising

The Company expenses advertising costs as incurred, which are included in sales and marketing expenses on the statements of operations and comprehensive income (loss). Sales and advertising expense was $16,852 and $2,342,426 for the years ended December 31, 2020 and 2019, respectively.

Revenue and Cost Recognition

The Company accounts for revenue recognition in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASC 606 defines a five-step process to achieve this core principle, which includes; (1) Identifying contracts with customers, (2) Identifying performance obligations within those contracts, (3) Determining the transaction price, (4) Allocating the transaction price to the performance obligation in the contract, which may include an estimate of variable consideration, and (5) Recognizing revenue when or as each performance obligation is satisfied.

The transaction price in a gaming contract is the difference between gaming wins and losses, Net Gaming Revenue (“NGR”), not the total amount wagered Gross Gaming Revenue (“GGR”). Sales and other taxes collected on behalf of governmental authorities are accounted for on a net basis.

The Company accrues the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to revenues. Free play and other incentives to customers related to gaming play are recorded as a reduction of revenue on the statements of operations and comprehensive income (loss).

11

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (continued)

Costs of revenues include licensing fees and revenue share agreement to a related party. Disclosures related to the terms of the revenue share agreement with a related party is included in Note 4. The Company evaluates bets that users place on websites owned by third party brands in order to determine whether it is acting as the principal or as the agent when providing services, which the Company considers in determining if revenue should be reported gross or net. An entity is a principal if it has the ability to direct the use of and obtain substantially all the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset. For the revenue share arrangement, the Company is the principal as it controls which customers are allowed to wager on the set; therefore, any expenses related to revenue share are included in gaming costs and expenses on the statements of operations and comprehensive income (loss).

Gaming transactions involve three performance obligations: for ordinary bets placed, players receiving free spin and deposit matches, and gaming revenues with respect to jackpot games.

The Company applies a practical expedient by accounting for gaming contracts on a portfolio basis, as such contracts share similar characteristics. The effects on the Company’s financial statements under this approach do not differ materially versus under an individual contract basis.

Revenues allocated to gaming performance obligations are recognized when gaming occurs as such activities are settled immediately.

Revenues allocated to jackpot games, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. Revenues allocated to free spins and deposit matches are recognized at the time these bonuses are subsequently wagered.

A difference may exist between the timing of cash receipts from players and the recognition of revenues, resulting in a contract or contract-related liability. In general, the Company has two types of such liabilities: (1) player liability and (2) jackpot provision liability as elaborated below. These liabilities are generally expected to be recognized as revenues within one year and are recorded within other current liabilities.

Contract and Contract Related Liabilities

●	Player Liability - Player liability represents the total amount of money within a player’s gaming account which belongs to the player. It ultimately represents the total amount that a player can withdraw at any given time.

The player liability includes two types of bonuses which are standard in the gaming industry: (i) Free spin, whereby free spins of slot games are awarded without withdrawing a bet amount from the player’s account (ii) Deposit match bonus in which the Company will match the player’s deposit up to a certain specified percentage or amount. As these rewards are at the discretion of the Company, they are recorded as a reduction of revenue upon redemption.

12

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract and Contract Related Liabilities (continued)

These bonuses represent consideration payable to a customer and therefore are treated as a reduction of the transaction price for the wagering transaction when considering NGR. The Company records liabilities for amounts due to users of which the balance consists of user deposits, user winnings and nondiscretionary incentives awarded less user withdrawals and user losses. As of December 31, 2020 and 2019, contract liabilities related to player liability on the balance sheets were $3,510,669 and $3,814,027, respectively.

●	Jackpot Provision - The jackpot provision liability for progressive jackpots is maintained separately from the player liability in order to account for probable future amounts due to players as a result of jackpot winnings.

Jackpots are programmed to be paid out randomly across the Company’s online casino. The jackpot amount available for winning increases with each bet on a jackpot eligible slot. On these, a portion of every bet loss goes toward the jackpot. Once a player wins the jackpot, the jackpot amount will reset. The starting amount the jackpot resets to is different across the various jackpot slots and brands depending on game type. The jackpots are considered network jackpots, therefore one player winning a jackpot affects all players on the network. Thus, all participating casinos are pooling into the same jackpot. If one player wins the jackpot, then the jackpot resets across the entire online casino. The jackpot liability is accrued monthly based on the contribution to the jackpot provision for the month as described above. In addition, at month end, the jackpot cost, together with other bonuses and compensations from the regular player liability account, are netted against gross gaming revenue in order to derive NGR. As of December 31, 2020 and 2019, contract liabilities related to the jackpot provision on the balance sheets were $1,071,609 and $519,861, respectively.

Income Taxes

The Company accounts for income taxes using ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

13

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

ASC 740-10 “Accounting for Uncertainty in Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Management does not believe there are any uncertain tax positions for the years ended December 31, 2020 and 2019. If any interest or penalties were to arise, they would be accounted for under administrative expenses on the statements of operations and comprehensive income (loss).

Concentrations Related to Credit Risk and Vendors

The Company operates in various countries. This subjects the Company to be exposed to currency risk, particularly related to Swedish Krona and Great British Pounds. The Company does not take out forward exchange contract or options to hedge against currency fluctuations, which means that currency movement could have a negative impact on the Company’s financial position and earnings. The Company’s credit risk arises mainly on cash at banks, deposit receivables, and amounts due from related parties.

The Company has a very limited risk in relation to trade receivables since payments from external customers for casino and sports betting are done in advance. However, it has a credit risk with companies providing payments service and banks. To mitigate this risk, the Company works with well-established vendors in the business. Other credit risk to which the Company is exposed include the risk of fraudulent transactions and repayment to customers by banks or other payment service providers.

The Company’s cash accounts are managed by banks with an investment rating of investment grade or better.

The Company relies on a limited number of vendors to support operations. A single related party, WorldClass Services Ltd, is currently the primary provider of web services that allows the Company to host its iGaming, sports betting, and daily fantasy sports offerings. Any interruption in the services provided by this supplier could have a material adverse effect on its business, financial condition, and results of operations. For the year ended December 31, 2020, WorldClass Services Ltd, accounted for 61%, $23,811,513, of the Company’s total gaming expense purchases. For the year ended December 31, 2019, WorldClass Services Ltd accounted for 59%, $24,046,830, of the Company’s total gaming expense purchases. Amounts due to this related party were $4,830,087 and $2,035,076, as of December 31, 2020 and 2019, respectively and are included within amounts due to related parties on the balance sheets (see Note 4).

14

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Standards

In June 2016, the FASB issued Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses (Topic 326). This ASU addresses the measurement of credit losses on financial statements and requires issuers to realize current expected credit losses on assets not accounted for at fair value through net income. This can affect financial instruments such as loans, off-balance-sheet credit exposures, and reinsurance receivables. This ASU is effective for interim and annual reporting periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s financial statements.

In December 2019, FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This update simplifies the accounting for income taxes by removing exceptions regarding intra-period tax allocation of losses and recognition of deferred tax liabilities for equity method investments of a foreign subsidiary. The update aims to put out black and white requirements regarding franchise tax, step up in basis of goodwill, allocation of deferred tax expenses to legal entities in separate financial statements, and the reflection of change in tax laws or rates in annual effective tax rate computation. This update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this update on its financial statements and related disclosures.

15

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 – TRANSACTIONS WITH RELATED PARTIES

Amounts Due from and Due to Related Parties

The Company has amounts due from and due to related parties as of December 31, 2020 and 2019 as follows:

	December 31,	December 31,
	2020	2019

Due from related parties:
Due from Together Gaming Solutions	$233	$10,821,375
Due from other affiliates	1,757,740	561,825
	1,757,973	11,383,200
Less allowance for doubtful accounts	(226,963)	(194,114)
Total due from related parties	$1,531,010	$11,189,086

Due to related parties:
Due to parent	$12,301,463	$11,811,290
Due to WorldClass Services Ltd	4,830,087	2,035,076
Due to Gordaman Solutions Ltd	603,952	572,159
Due to other affiliate	130,426	122,080
Due to BHGES PLC	-	144,495

Total due to related parties	$17,865,928	$14,685,100

Amounts due from related parties and affiliates are unsecured, interest free and repayable on demand. During the years ended December 31, 2020 and 2019, Bad debt expense of $48,661 and $4,400,065, respectively was incurred due to the unlikeliness of recovering the amounts and is included in costs and expenses on the statements of operations and comprehensive income (loss). $4,206,470 of the amount of bad debt expense incurred in 2019 was due to the write-off of amounts due from Worldclass Entertainment Limited N.V. after they were liquidated during 2019.

Revenue Agreements

On April 30, 2019 the Company entered into revenue share agreement with WorldClass Services Ltd (“WorldClass Services”), a fellow subsidiary 100% owned by the Company’s parent. The agreement requires the Company to pay WorldClass Services from the revenue share activity, 0.05% of direct costs, plus total direct costs incurred by WorldClass Services, to the extent that the Company has net gaming revenue is available in that same period. The direct costs relate to the Company performing and carrying out its responsibilities for generating gaming revenue. Costs incurred by the Company during the years ended December 31, 2020 and 2019 amounted to $23,811,513 and $24,046,830, respectively.

16

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 – TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

Revenue Agreements (continued)

The Company receives a 50% share of the Sverige Casino Limited website domain profits, and 50% is owned by other unrelated third parties under the terms of the Collaboration agreement between the parties. During 2020 and 2019, the domain accumulated net losses, and the share of net losses owed to the Company by the 50% third party owners remained due were written off to bad debt expense at year end due to the unlikeliness of recovering the amounts. Amounts written off to allowance for doubtful accounts due from Sverige Casino Limited during the years ended December 31, 2020 and 2019 was $200,592 and $194,314, respectively.

Management Fees

Beginning in April 30, 2019, the Company entered into an agreement with Together Gaming Solutions (“TGS”), a fellow subsidiary of the Company’s parent, in which the Company receives management fees for management services provided of $14,275 per month. Related party management fee income for the years ending December 31, 2020 and 2019 were $175,650 and $112,556, respectively and is recorded within total revenues on the statements of operations and comprehensive income (loss).

Sublease:

During 2019, the Company subleased a portion of its facilities lease to Raketech and TGS, both related parties. The lease agreement and sublease were both cancelled during the year ended December 31, 2020 (see Note 8). Rental income for the years ended December 31, 2020 and 2019 was $283,361 and $362,716, respectively and is included within other income on the statements of operations.

Transfer of Intangible Assets

On April 30, 2019 the Company and Together Gaming Solutions (TGS) entered into an asset assignment agreement whereby TGS acquired the Brand (the Bethard brand), the Platform (an iGaming IT platform), and the iGaming IT Platform Rights from the Company for a purchase price of $44,856,000 (€40,000,000). The Company assigned to Gameday Group its right to receive $22,988,700 (€20,500,000) of the purchase price due to the Company by TGS in terms of the IP Asset Assignment Agreement (the “Assigned Amount”), and the Parties agreed to enter into an agreement for the purposes of the Company assigning to Gameday Group its right to be paid the Assigned Amount. The Assigned Amount was transferred to shareholders’ equity and was not deemed to be an amount due or still outstanding to the Company.

17

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 – TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

Transfer of Intangible Assets (continued)

The sale of the intangible assets on April 30, 2019 to TGS resulted in the following:

Related party transfer of intangible asset:

Consideration received:

Cash proceeds received	$12,629,319

Receivable from TGS	22,988,700

Changes in related party balances:
Note receivable held in a related party (TGS)	9,237,981
44,856,000

Assignment of TGS receivable to parent company	(22,988,700)
Net consideration received	21,867,300

Intangible assets transferred:	3,951,788
Accumulated amortization	(700,073)
Net intangible asset transferred	3,251,715

Additional paid in capital from transaction	$18,615,585

Investment Related Party Bonds

As part of the settlement of the consideration relating to the sale of intangible asset that took place on April 30, 2019, the Company received a $9,237,981 bond. The bonds carry an annual interest of 5.9% per annum. The Company waived its rights (in favor of TGS) to receive the interest accumulated on these bonds as at December 31, 2019 and December 31, 2020.The bond requires interest only payments through maturity with a lump sum payment due in 2026.

The bond is part of a larger total bond issued of Eur 20,000,000 ($22,410,000 as of July 22, 2019, date of issuance), in the name of a subsidiary company of Gameday Group, specifically TGS, in which the Company obtained $9,237,981 from these available bonds during 2019. The outstanding balance of the note as of December 31, 2020 and 2019 was $9,874,771 and $9,242,924, respectively.

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BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – EQUIPMENT

Equipment as of December 31, 2020 and 2019 consists of the following:

	December 31,	December 31,
	2020	2019

Computer equipment	$154,604	$144,711
Furniture and fittings	27,308	25,560
	181,912	170,271

Accumulated depreciation	(139,136)	(91,499)

	$42,776	$78,772

Depreciation expense was $39,424 and $36,665 for the years ended December 31, 2020 and 2019, respectively, and is included in administrative expenses on the statements of operations and comprehensive income (loss).

NOTE 6 – INTANGIBLE ASSETS

Intangible assets as of December 31, 2020 and 2019 consist of the following:

	December 31,	December 31,
	2020	2019

Mobile app	$2,538,823	$1,940,407

Accumulated amortization	(2,189,660)	(1,339,964)

	$349,163	$600,443

Amortization expense was $722,237 and $744,762 for the years ended December 31, 2020 and 2019, respectively, and is included in administrative expenses on the statements of operations and comprehensive income (loss).

During 2019, the Company sold an intangible asset to a related party (see Note 4).

19

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 7 – TRADE PAYABLES AND ACCRUED LIABILITIES

Trade payables and accrued liabilities payables as of December 31, 2020 and 2019 consist of the following:

	December 31,	December 31,
	2020	2019

Trade payables	$720,409	$651,517
Accrued expenses	972,857	1,624,523

	$1,693,266	$2,276,040

NOTE 8 – LEASES

The Company determines if a contract contains a lease at inception. GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. The Company has considered renewal options at the end of its leases and has determined at this time the Company is not reasonably certain to renew the operating leases discussed below. All of the Company’s leases are classified as operating leases.

On May 12, 2016, the Company entered into an agreement to lease the fourth floor of a block; on February 24, 2018 the Company opted to add an additional floor to the existing lease. The lease modifications were accounted for during the initial adoption of ASC 842. On September 1, 2018 the Company entered into a cost sharing agreement with Raketech and TGS, both related parties (see Note 4) to share the cost of the rent. The cost share is shared 50% by Raketech and 25% by TGS. The cost sharing agreement is considered a separate contract from the head lease and classification is done by reference to the right of use asset arising from the head lease, as such is classified as an operating lease.

In 2020 there was a lease modification for the main lease. The modification resulted in the cancellation of the original lease term and creation of a new lease term. The new lease term was for 3 months July through September 2020, the termination date. Rental income relating to the cost sharing agreement for the years ending December 31, 2020 and 2019 was $283,361 and $362,716, respectively and is included within other income on the statements of operations and comprehensive income (loss).

The assets and liabilities from operating leases are recognized based on the present value of remaining lease payments over the lease term using the Company’s incremental borrowing rates or implicit rates, when readily determinable.

The Company’s lease does not provide an implicit rate that can be readily determined. Therefore, the Company uses a discount rate based on the estimated incremental borrowing rate of 5.5%.

20

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 8 – LEASES (CONTINUED)

The Company incurred lease expense for the operating lease of $349,209 and $437,155 during the years ending December 31, 2020 and 2019, respectively, which is included within costs and expenses on the statements of operations and comprehensive income (loss). During the year ended December 31, 2020 and 2019, the Company made cash lease payments in the amount of $204,758 and $78,705, respectively. Amounts owed under the cancelled operating lease was $22,992 and $7,427, respectively as of December 31, 2020 and 2019 and is included within trade and other payables on the balance sheets.

The Company elected to terminate the lease in September 2020. During 2020, the Company, affiliate and third party agreed to terminate the lease agreement and sublease agreement. Upon termination of the lease, the Company removed the right-of-use asset and the lease liability and recorded a gain on the lease termination of $18,619 and is included in other income (expense) on the statements of operations and comprehensive income (loss). Since the lease was terminated as of December 31, 2020, there is no remaining future minimum payments under the operating lease.

NOTE 9 – PROVISION FOR INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2020 and December 31, 2019, temporary differences consist primarily of net operating loss carryforwards. Significant components of the Company’s deferred tax assets and liabilities are as follows as of December 31, 2020 and 2019 respectively.

	December 31,	December 31,
	2020	2019

Net operating loss carryforward	$6,955,113	$7,579,071

Valuation allowance	(6,955,113)	(7,579,071)

	$-	$-

The Company has reported losses from operations on a cumulative basis through the year ended Decmber 31, 2020, as as a result no current income tax expense has been recorded for the years ended December 31, 2020 and December 31, 2019 respectively. Management has provided a full valuation allowance with respect to its net deferred tax assets, since it is more likely than not that the deferred tax assets will not be realized. During the year ended December 31, 2020, the valuation allowance decreased $623,958. During the year ended December 31, 2019 the valuation allowance increased $5,063,535.

21

BETHARD GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company is subject to various ongoing legal proceedings in the ordinary course of its business. Each of these matters is subject to various uncertainties and some of these matters may be resolved unfavorably to the Company. The Company is not a party to any legal proceedings that management believes would have a material adverse effect on the financial statements of the Company.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 20, 2021, the date of issuance of the financial statements.

●	Effective January 1, 2021 the Company entered into a three year lease with monthly lease payments during the rental period ranging from approximately $14,300-$16,700. As a result of entering the lease, as of January 1, 2021 the Company has recorded a lease liability of $468,000 and a corresponding right-of-of use asset of $468,000.

●	In relation to the January 1, 2021 lease agreement the Company also entered into a cost sharing agreement with a related party which will result in annual rental income of approximately $86,300 annually.

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